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
                                                                    Exhibit 99.2

                               Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2001 Planned
                                                             ------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports

Car                                              373           432

Truck                                            705           698
                                               -----         -----         -----           -----       -----
   North American Production                   1,078         1,130

Imports (Volvo, Jaguar, Land Rover, Fiesta)       50            71
                                               ------       ------         -----           -----       -----

   Total North America (Incl. Imports)         1,128         1,201


Overseas Vehicle Unit Sales                      699           716
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,827         1,917
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                                      (58)
                  - Quarter                       (9)           73
                  - Year                        (202)         (176)

                  Percentage:
                  - Issue                                      (5)%
                  - Quarter                      (1)%            6%
                  - Year                        (15)%         (13)%

   Overseas
                  Units:
                  - Issue                                        6
                  - Quarter                       72            17
                  - Year                         105            34

                  Percentage:
                  - Issue                                       1%
                  - Quarter                       11%           2%
                  - Year                          18%           5%

   Worldwide
                  Units:
                  - Issue                                      (52)
                  - Quarter                       63            90
                  - Year                         (97)         (142)

                  Percentage:
                  - Issue                                     (3)%
                  - Quarter                        4%           5%
                  - Year                         (5)%         (7)%

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                                                              Investor Relations
                                                                          6/1/01